UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 6, 2016

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4675 MacArthur Court, Suite 800 Newport Beach, CA	92660
(Address of Principal Executive Offices)	Zip Code

(949) 437-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

As disclosed in Clean Energy Fuels Corp.’s (the “Company”) Form 10-K for the fiscal year ended December 31, 2015, due to discounted trading prices of the 5.25% Convertible Senior Notes due 2018 (the “5.25% Notes”) and other factors, the Company’s board of directors authorized and approved the use of up to $25.0 million to opportunistically purchase, in the open market, the outstanding 5.25% Notes, in accordance with the terms of the indenture governing the 5.25% Notes. Pursuant to such approval, on April 6, 2016, the Company purchased $6.5 million in face amount of the 5.25% Notes for an aggregate purchase price of $3.9 million. Upon such purchase, the 5.25% Notes were surrendered to the trustee and canceled.  Since February 18, 2016, the Company has paid an aggregate of $20.7 million in cash to repurchase an aggregate of $39.0 million of the 5.25% Notes, plus accrued interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2016	Clean Energy Fuels Corp.

	By:	/s/ Andrew J. Littlefair
Name: Andrew J. Littlefair
Title: President and Chief Executive Officer